Exhibit 99.1
ACCELRYS ANNOUNCES THIRD QUARTER RESULTS
Non-GAAP Revenue up 14% to $43.4 million

San Diego, October 31, 2012 - Accelrys, Inc. (NASDAQ: ACCL) today reported financial results for the fiscal quarter ended September 30, 2012, including a 14% year-over-year increase in Non-GAAP revenue.
Non-GAAP revenue for the quarter ended September 30, 2012 increased $5.4 million to $43.4 million from $38.0 million for the same quarter of the previous year, or an increase of 14%. Non-GAAP revenue for the nine months ended September 30, 2012, increased $12.6 million to $126.8 million from $114.1 million for the same period of the previous year, or an increase of 11%.
Non-GAAP net income was $6.3 million, or $0.11 per diluted share, for the quarter ended September 30, 2012 compared to non-GAAP net income of $5.4 million, or $0.10 per diluted share, for the same quarter of the previous year. Non-GAAP net income was $15.1 million, or $0.27 per diluted share, for the nine months ended September 30, 2012 compared to non-GAAP net income of $14.5 million, or $0.26 per diluted share, for the same period of the previous year.
GAAP revenue for the quarter ended September 30, 2012 increased $4.2 million to $40.5 million from $36.3 million for the same quarter of the previous year, or an increase of 12%. GAAP revenue for the nine months ended September 30, 2012 increased $13.8 million to $118.3 million from $104.6 million for the same period of the previous year, or an increase of 13%.
GAAP net income was $0.6 million, or $0.01 per diluted share, for the current quarter compared to GAAP net loss of $(2.2) million, or $(0.04) per diluted share, for the same quarter of the previous year. GAAP net loss was $(2.2) million, or $(0.04) per diluted share, for the nine months ended September 30, 2012 compared to GAAP net loss of $(12.4) million, or $(0.22) per diluted share, for the same period of the previous year.
“We delivered excellent results again this quarter, including double digit revenue growth for the second quarter in a row,” said Max Carnecchia, President & CEO of Accelrys.  “We also just concluded the acquisition of Aegis Analytical Corporation, thereby continuing to execute on our strategy of extending our portfolio from early research downstream into development, quality and manufacturing.  I am pleased to welcome the Aegis team to Accelrys and look forward to the strategic value we will bring to our customers through this combination.”

Recent Business Highlights:

•
Announced the acquisition of Aegis Analytical Corporation, expanding Accelrys' portfolio with industry-leading enterprise process intelligence capabilities.  Aegis software will be become part of the Accelrys Process Management and Compliance suite, providing organizations with unmatched insights into their product development, quality and manufacturing processes.

•
Announced the new integrated Accelrys Process Management and Compliance Suite, improving the way businesses manage the scientific innovation lifecycle by bringing products to market faster and at a lower cost, while meeting critical quality and regulatory compliance objectives.

•
Announced the latest release of Accelrys Electronic Laboratory Notebook (formerly Symyx Notebook by Accelrys), offering new capabilities that deliver a more complete biology solution for the fastest growing area of drug discovery and development.

Non-GAAP results for the three and nine months ended September 30, 2012 exclude the impact of business combination activities associated with the acquisitions of Contur Industry Holding AB and Contur Software AB (collectively, “Contur”) and VelQuest Corporation (“VelQuest”), both in 2011, and the merger with Symyx Technologies, Inc. (“Symyx”) in 2010, and other nonrecurring items.
Non-GAAP revenue, non-GAAP operating loss, and non-GAAP net income for the three and nine months ended September 30, 2012 include fair value adjustments to deferred revenue ($2.9 million and $8.4 million, respectively). Non-GAAP operating income for such three and nine-month periods also excludes stock-based compensation expense ($2.0 million and $5.6 million, respectively), business consolidation, transaction and restructuring costs ($0.7 million and $1.3 million, respectively) and purchased intangible asset amortization ($4.2 million and $12.6 million, respectively), offset by an adjustment to include acquisition-related cost of revenue related to VelQuest non-GAAP revenue recognized during such periods ($0.5 million and $1.2 million, respectively). In addition to the aforementioned items, non-GAAP net income for the same periods includes fair value adjustments to deferred royalty income ($0.2 million and $0.6 million, respectively) and excludes additional purchased intangible asset amortization ($0.4 million and $1.3 million, respectively) offset by removing the impact of the amortization of note receivable discount related to our promissory note receivable from Intermolecular, Inc. (“Intermolecular”) ($0.3 million and $0.7 million, respectively). Non-GAAP net income for the nine months ended September 30, 2012 also excludes $2.1 million in other income resulting from our real estate related activities.
Calendar Year 2012 Outlook
For the year ending December 31, 2012, the Company expects non-GAAP revenue to be between $169 and $171 million, and non-GAAP diluted earnings per share to be between $0.32 and $0.33 per diluted share on fully diluted weighted average shares outstanding of 56 million and using an effective tax rate of 40%.
Non-GAAP Financial Measures:
This press release describes financial measures for revenue, operating income, net income, net income per diluted share and free cash flow that exclude deferred revenue fair value adjustments, acquisition-related cost of revenue, business consolidation, transaction and restructuring costs, stock-based compensation expense, purchased intangible asset amortization, royalty income fair value adjustments, amortization of note receivable discount, gain on sale of real estate, write-off of lease related assets and income tax adjustments. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles.
Management believes these non-GAAP financial measures provide a useful measure of the Company's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management and the Board of Directors utilize these measures, in addition to GAAP measures, when evaluating and comparing the Company's operating performance against internal financial forecasts and budgets. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.
For additional information on the items excluded by the Company from its non-GAAP financial measures please refer to the Form 8-K regarding this release that was furnished today to the Securities and Exchange Commission.

The following table contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures (unaudited, amounts in thousands, except per share amounts, including footnotes):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
GAAP revenue	$40,499	$36,251	$118,332	$104,577
Deferred revenue fair value adjustment[1]	2,911	1,732	8,426	9,571
Non-GAAP revenue	$43,410	$37,983	$126,758	$114,148

GAAP operating loss	(942)	(2,898)	(7,851)	(16,775)
Deferred revenue fair value adjustment[1]	2,911	1,732	8,426	9,571
Acquisition-related cost of revenue[2]	(454)	—	(1,159)	—
Business consolidation, transaction and restructuring costs[3]	658	2,266	1,262	6,234
Stock-based compensation expense[4]	1,971	1,464	5,610	4,148
Purchased intangible asset amortization[5]	4,215	4,739	12,583	13,601
Non-GAAP operating income	$8,359	$7,303	$18,871	$16,779

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Depreciation expense	851	956	2,453	2,877
Cash received for interest and royalty income	2,092	1,963	7,263	7,305
Cash (paid) for income taxes, net of refunds received	(448)	(215)	(2,492)	1,335
Capital expenditures	(998)	(680)	(3,289)	(2,974)
Non-GAAP free cash flow	9,856	9,327	22,806	25,322

GAAP net income (loss)	$601	$(2,206)	$(2,173)	$(12,440)
Deferred revenue fair value adjustment[1]	2,911	1,732	8,426	9,571
Acquisition-related cost of revenue[2]	(454)	—	(1,159)	—
Business consolidation, transaction and restructuring costs [3]	658	2,266	1,262	6,234
Stock-based compensation expense[4]	1,971	1,464	5,610	4,148
Purchased intangible asset amortization[5]	4,639	5,330	13,854	15,374
Royalty income fair value adjustment[6]	200	200	600	603
Amortization of note receivable discount[7]	(274)	—	(662)	—
Gain on sale of real estate[8]	—	—	(2,744)	—
Write-off of lease related assets[9]	—	—	670	—
Income tax[10]	(3,909)	(3,400)	(8,616)	(8,998)
Non-GAAP net income	$6,343	$5,386	$15,068	$14,492

GAAP diluted net income (loss) per share	$0.01	$(0.04)	$(0.04)	$(0.22)
Deferred revenue fair value adjustment[1]	0.05	0.03	0.15	0.17
Acquisition-related cost of revenue[2]	(0.01)	—	(0.02)	—
Business consolidation, transaction and restructuring costs[3]	0.01	0.04	0.02	0.11
Stock-based compensation expense[4]	0.03	0.03	0.10	0.07
Purchased intangible asset amortization[5]	0.08	0.10	0.25	0.27
Royalty income fair value adjustment[6]	—	—	0.01	0.01
Amortization of note receivable discount[7]	—	—	(0.01)	—
Gain on sale of real estate[8]	—	—	(0.05)	—
Write-off of lease related assets[9]	—	—	0.01	—
Income tax[10]	(0.07)	(0.06)	(0.15)	(0.16)
Non-GAAP diluted net income per share[11]	$0.11	$0.10	$0.27	$0.26
Weighted average shares used to compute net income per share:
Basic	55,690	55,373	55,767	55,420
Diluted	56,396	55,631	56,532	56,036

1Deferred revenue fair value adjustment relates to our merger with Symyx and acquisitions of Contur and VelQuest, and adds back the impact of writing down the acquired historical deferred revenue to fair value as required by purchase accounting guidance.
2Acquisition-related cost of revenue relates to our acquisition of VelQuest, and adds back the impact of writing down the acquired deferred cost of revenue as required by purchase accounting guidance.
3Business consolidation, transaction and restructuring costs are included in the business consolidation, transaction and restructuring costs line in our consolidated statements of operations and consist of accounting, legal, and other fees incurred in connection with our acquisition activities, including our merger with Symyx and acquisitions of Contur and VelQuest, as well as integration costs incurred in connection with such transactions, including consultant and employee related costs incurred during integration and transition periods. Also included are contingent compensation costs relating to the Contur acquisition as well as lease obligation exit costs, facility closure costs and severance and other related costs incurred in connection with the various restructuring activities commenced by the Company.
4Stock-based compensation expense is included in our consolidated statements of operations as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Cost of revenue	$204	$79	$493	$216
Product development	490	356	1,246	823
Sales and marketing	438	425	1,692	1,310
General and administrative	891	665	2,226	1,808
Business consolidation, transaction and restructuring costs	(52)	(61)	(47)	(9)
Total stock-based compensation expense	$1,971	$1,464	$5,610	$4,148

5Purchased intangible asset amortization is included in our consolidated statements of operations as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Amortization of completed technology	$2,108	$2,184	$6,263	$6,258
Purchased intangible asset amortization	2,107	2,555	6,320	7,343
Royalty and other income, net	424	591	1,271	1,773
Total purchased intangible amortization expense	$4,639	$5,330	$13,854	$15,374

6Royalty income fair value adjustment relates to our merger with Symyx, and adds back the impact of writing down deferred royalty income to fair value as required by purchase accounting guidance.
7Amortization of note receivable discount adjusts the amortization of the discount on our promissory note receivable from Intermolecular in connection with the sale of intellectual property in November 2011.
8Gain on sale of real estate relates to the sale of real property, comprised of land and an office building located in Santa Clara, California, which we sold in June 2012. This property was acquired as a result of our merger with Symyx and was not utilized in our ongoing operations.
9Write-off of lease related assets relates to the write off in June 2012 of certain assets in connection with exiting the lease of a restructured facility.
10Income tax adjustments relate to adjusting our non-GAAP operating results to reflect an effective tax rate of 40% that would be applied if the Company was in a taxable income position and was not able to utilize its net operating loss carryforwards. The income tax adjustment also excludes any impact of a release of our valuation allowance against deferred tax assets.
11Earnings per share amounts for the three and nine months ended September 30, 2011 do not add due to rounding.

Conference Call Details:
At 5:00 p.m. ET, October 31, 2012, Accelrys will conduct a conference call to discuss its financial results. To participate, please dial (866) 309-0459 (+ (937) 999-3232 outside the United States) and enter the access code, 52587820, approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accelrys website at www.accelrys.com.
A replay of the conference call will be available online at www.accelrys.com and via telephone by dialing (855) 859-2056 (+1 (404) 537-3406 outside the United States) and entering access code, 52587820, beginning 8:00 p.m. ET on October 31, 2012 through 11:59 p.m. ET on December 31, 2012.

About Accelrys:
Accelrys (NASDAQ:ACCL), a leading scientific enterprise R&D software and services company, supports industries and organizations that rely on scientific innovation to differentiate themselves. The industry-leading Accelrys Enterprise Platform provides a broad, flexible scientific solution optimized to integrate the diversity of science, experimental processes and information requirements across the research, analytical, development, and quality phases of product development. By incorporating capabilities in applications for modeling and simulation, enterprise lab management, workflow and automation, and workflow and automation, Accelrys enables scientific innovators to access, organize, analyze and share data in unprecedented ways, ultimately enhancing innovation, improving productivity and compliance, reducing costs and speeding time from lab to market.
Headquartered in San Diego, Calif., Accelrys solutions are used by more than 1,300 customers in the pharmaceutical, biotechnology, energy, chemicals, aerospace, consumer packaged goods and industrial products industries and employs more than 200 full-time Ph.D. scientists. For more information about Accelrys, visit www.accelrys.com.

Forward-Looking Statements:
Statements contained in this press release relating to the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company's expected non-GAAP revenue and diluted earnings per share for the year ending December 31, 2012 and statements relating to the Company's long-term prospects and execution of its strategic growth and acquisition-related initiatives, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks that the Company will not achieve its expected non-GAAP revenue or diluted earnings per share for the year ending December 31, 2012 and/or that the Company will not successfully execute its strategic growth and acquisition-related initiatives, in each case due to, among other possibilities, an inability to withstand negative conditions in the global economy or a lack of demand for or market acceptance of the Company's products. Additional risks and uncertainties faced by the Company are contained from time to time in the Company's filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2011, quarterly reports on Form 10-Q and current reports on Form 8-K. Collectively, these risks and uncertainties could cause the Company's actual results to differ materially from those projected in its forward-looking statements, and the Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
Accelrys, Inc.
Michael A. Piraino
Executive Vice President &
Chief Financial Officer
858-799-5200
Investor Relations
MKR Group
Charles Messman or Todd Kehrli
323-468-2300
accl@mkr-group.com

ACCELRYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenue:
License and subscription revenue	23,195	$20,127	$66,291	$58,194
Maintenance on perpetual licenses	9,600	9,166	28,219	25,561
Content	2,919	4,248	9,494	12,568
Professional services and other	4,785	2,710	14,328	8,254
Total revenue	40,499	36,251	118,332	104,577
Cost of revenue:
Cost of revenue	9,839	8,349	29,734	26,564
Amortization of completed technology	2,108	2,184	6,263	6,258
Total cost of revenue	11,947	10,533	35,997	32,822
Gross profit	28,552	25,718	82,335	71,755
Operating expenses:
Product development	9,658	8,261	28,957	25,198
Sales and marketing	12,765	11,516	40,443	37,344
General and administrative	4,358	4,079	13,251	12,420
Business consolidation, transaction and restructuring costs	606	2,205	1,215	6,225
Purchased intangible asset amortization	2,107	2,555	6,320	7,343
Total operating expenses	29,494	28,616	90,186	88,530
Operating loss	(942)	(2,898)	(7,851)	(16,775)
Royalty and other income, including gain on sale of real estate, net	1,863	882	7,107	4,999
Income (loss) before taxes	921	(2,016)	(744)	(11,776)
Income tax expense	320	190	1,429	664
Net income (loss)	$601	$(2,206)	$(2,173)	$(12,440)

Net income (loss) per share amounts:
Basic	$0.01	$(0.04)	$(0.04)	$(0.22)
Diluted	$0.01	$(0.04)	$(0.04)	$(0.22)
Weighted average shares used to compute net income (loss) per share:
Basic	55,690	55,373	55,767	55,420
Diluted	56,396	55,373	55,767	55,420

ACCELRYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2012	December 31, 2011
	(unaudited)	(audited)
Assets
Cash, cash equivalents, and marketable securities[1]	$160,114	$143,624
Trade receivables, net	16,694	40,706
Notes receivable	34,836	34,720
Other assets, net[2]	175,388	188,836
Total assets	$387,032	$407,886
Liabilities and stockholders’ equity
Current liabilities, excluding deferred revenue	22,935	36,582
Deferred revenue, including current portion[3]	79,786	86,012
Deferred gain, including current portion[4]	25,974	25,974
Non-current liabilities, excluding deferred revenue and deferred gain[5]	10,730	10,634
Total stockholders’ equity	247,607	248,684
Total liabilities and stockholders’ equity	$387,032	$407,886

1Cash, cash equivalents, and marketable securities consist of the following line items in our consolidated balance sheet: Cash and cash equivalents; Marketable securities; Marketable securities, net of current portion; and Restricted cash.
2Other assets, net, consists of the following line items in our consolidated balance sheet: Prepaid expenses, deferred tax assets and other current assets; Property and equipment, net; Goodwill; Purchased intangible assets, net; and Other assets.
3Total deferred revenue consists of the following line items in our consolidated balance sheet: Current portion of deferred revenue; and Deferred revenue, net of current portion.
4Total deferred gain consists of the following line items in our consolidated balance sheet: Current portion of deferred gain on sale of intellectual property; and Deferred gain on sale of intellectual property, net of current portion.
5Noncurrent liabilities, excluding deferred revenue and deferred gain consists of the following line items in our consolidated balance sheet: Accrued income tax; Accrued restructuring charges, net of current portion and Lease-related liabilities, net of current portion.